                                                               Exhibit 24(b)(11)



Ernst & Young LLP
Suite 1700
555 California Street
San Francisco, CA 94104


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Other Information" in the Post-Effective Amendment No.5 to the Registration Statement (No. 33-78960) on Form N-1A of Matthews International Funds and to the incorporation by reference therein of our report dated October 4, 1996, with respect to the financial statements of Matthews International Funds included in its Annual Report to Shareholders filed on Form N-30D with the Securities and Exchange Commission.



Ernst & Young LLP
December 6, 1996